UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

JOHNSON CONTROLS INTERNATIONAL PLC	TYCO FIRE & SECURITY FINANCE S.C.A.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Ireland	Grand Duchy of Luxembourg
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0390500	98-1202623
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

One Albert Quay Cork, Ireland	2, rue Jean Monnet Luxembourg, Grand Duchy of Luxembourg
(Address of principal executive offices)	(Address of principal executive offices)

T12 X8N6	2180
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.900% Senior Notes due 2032	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-269534 and 333-269534-01

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-A/A amends the registration statement on Form 8-A (File No. 001-13836) filed by Johnson Controls International plc, an Irish public company limited by shares (“JCI”), and Tyco Fire & Security Finance S.C.A., a Luxembourg corporate partnership limited by shares (together with JCI, the “Registrants”), with the Securities and Exchange Commission (the “SEC”) on September 19, 2022 with respect to the issuance of $400,000,000 aggregate principal amount of 4.900% Senior Notes due 2032 (the “Existing 2032 Notes”), by supplementing Items 1 and 2 with the following.

Item 1. Description of Securities To Be Registered.

The securities to be registered hereunder are $250,000,000 aggregate principal amount of 4.900% Senior Notes due 2032 (the “Additional 2032 Notes”) issued by the Registrants. The Additional 2032 Notes are a further issuance of the 4.900% Senior Notes due 2032 registered by the Registrants on September 19, 2022. The Additional 2032 Notes have the same terms (other than the issue price, issue date and initial interest payment date) and have the same CUSIP/ISIN numbers as the Existing 2032 Notes, and are fungible for U.S. federal income tax purposes with the Existing 2032 Notes.

Descriptions of the general terms and provisions of the Additional 2032 Notes are set forth under the caption “Description of Debt Securities” in the prospectus dated February 2, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2023 (File Nos. 333-269534 and 333-269534-01), and under the caption “Description of Notes” in the prospectus supplement thereto dated December 5, 2024, which was filed with the SEC on December 9, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated December 28, 2016, between Johnson Controls International plc and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on December 28, 2016).

4.2	Ninth Supplemental Indenture, dated as of September 14, 2022, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A. and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on September 14, 2022).

4.3	Twelfth Supplemental Indenture, dated as of December 10, 2024, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A. and U.S. Bank Trust Company, National Association, as trustee (attaching the form of the Additional 2032 Notes) (incorporated by reference to Exhibit 4.3 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on December 10, 2024).

4.4	Form of the Additional 2032 Notes (included in Exhibit 4.3)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: December 23, 2024	By:	/s/ Richard J. Dancy
	Name:	Richard J. Dancy
	Title:	Vice President and Corporate Secretary

TYCO FIRE & SECURITY FINANCE S.C.A.

	By:	TYCO FIRE & SECURITY S.À R.L. its General Partner and manager

	By:	/s/ Peter Schieser
	Name:	Peter Schieser
	Title:	General Manager